HOME EQUITY ASSET TRUST 2006-6

DERIVED INFORMATION [7/6/06]

[$841,075,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2006-6

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-130884 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 7/01/06 cutoff date.  Approximately 10.1% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	4,764
Total Outstanding Loan Balance	$824,187,591*	Min	Max
Average Loan Current Balance	$173,003	$9,973	$1,000,000
Weighted Average Original LTV	79.5%**
Weighted Average Coupon	8.08%	5.47%	14.13%
Arm Weighted Average Coupon	7.94%
Fixed Weighted Average Coupon	8.87%
Weighted Average Margin	6.25%	2.25%	9.99%
Weighted Average FICO (Non-Zero)	628
Weighted Average Age (Months)	3
% First Liens	96.3%
% Second Liens	3.7%
% Arms	84.9%
% Fixed	15.1%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$850,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.47 - 5.50	2	425,607	0.1	5.48	73.7	667
5.51 - 6.00	45	11,000,937	1.3	5.90	75.4	656
6.01 - 6.50	164	40,171,490	4.9	6.33	75.3	656
6.51 - 7.00	441	104,874,158	12.7	6.84	76.2	649
7.01 - 7.50	671	139,678,951	16.9	7.31	77.5	646
7.51 - 8.00	867	167,516,956	20.3	7.80	78.0	632
8.01 - 8.50	592	111,395,778	13.5	8.30	79.4	625
8.51 - 9.00	567	99,712,220	12.1	8.79	80.9	610
9.01 - 9.50	331	51,107,058	6.2	9.28	83.5	604
9.51 - 10.00	384	48,164,648	5.8	9.77	84.2	593
10.01 - 10.50	198	18,886,784	2.3	10.30	85.6	593
10.51 - 11.00	181	13,791,911	1.7	10.79	89.1	599
11.01 - 11.50	86	5,059,011	0.6	11.27	90.4	611
11.51 - 12.00	120	6,532,955	0.8	11.80	94.2	607
12.01 - 14.13	115	5,869,128	0.7	12.59	96.3	614
Total:	4,764	824,187,591	100.0	8.08	79.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
Unavailable	2	95,157	0.0	13.09	100.0	0
476 - 500	7	1,166,924	0.1	9.61	74.7	500
501 - 525	117	16,513,406	2.0	9.43	72.0	514
526 - 550	277	44,331,921	5.4	9.22	76.8	540
551 - 575	288	45,889,789	5.6	8.67	76.4	564
576 - 600	825	133,057,985	16.1	8.30	79.5	589
601 - 625	1,044	175,719,184	21.3	7.98	80.3	613
626 - 650	877	145,517,810	17.7	7.91	80.8	638
651 - 675	713	118,787,368	14.4	7.97	80.6	662
676 - 700	326	72,479,386	8.8	7.66	79.0	687
701 - 725	146	35,028,616	4.3	7.46	79.3	712
726 - 750	71	18,731,162	2.3	7.75	78.6	738
751 - 775	47	11,150,542	1.4	7.26	77.8	763
776 - 800	22	5,377,083	0.7	7.29	78.3	782
801 - 809	2	341,258	0.0	7.25	75.0	804
Total:	4,764	824,187,591	100.0	8.08	79.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
9,973 - 50,000	438	14,134,353	1.7	10.80	94.4	633
50,001 - 100,000	1,162	86,961,261	10.6	9.02	82.2	614
100,001 - 150,000	949	118,141,742	14.3	8.20	78.7	613
150,001 - 200,000	722	126,344,896	15.3	7.99	79.0	623
200,001 - 250,000	507	113,654,484	13.8	7.94	78.4	626
250,001 - 300,000	326	89,022,291	10.8	7.74	78.7	633
300,001 - 350,000	214	69,581,504	8.4	7.75	79.0	633
350,001 - 400,000	153	56,985,817	6.9	7.67	78.9	639
400,001 - 450,000	90	38,356,717	4.7	7.81	78.9	646
450,001 - 500,000	78	37,203,524	4.5	7.77	79.1	647
500,001 - 550,000	54	28,170,472	3.4	8.02	80.1	651
550,001 - 600,000	32	18,435,102	2.2	7.85	79.3	653
600,001 - 650,000	16	10,111,794	1.2	8.00	76.9	647
650,001 - 700,000	9	6,047,169	0.7	8.03	81.0	629
700,001 - 750,000	6	4,364,007	0.5	7.98	80.7	630
750,001 - 800,000	5	3,923,872	0.5	8.61	76.9	609
850,001 - 900,000	2	1,748,587	0.2	8.11	77.1	692
950,001 - 1,000,000	1	1,000,000	0.1	7.99	78.4	677
Total:	4,764	824,187,591	100.0	8.08	79.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
16.67 - 50.00	92	11,811,909	1.4	7.94	41.4	604
50.01 - 55.00	38	6,831,453	0.8	8.05	53.0	600
55.01 - 60.00	60	9,896,950	1.2	7.83	57.8	600
60.01 - 65.00	108	20,360,267	2.5	8.11	63.7	593
65.01 - 70.00	209	38,456,386	4.7	7.93	69.0	597
70.01 - 75.00	777	160,131,461	19.4	7.54	74.7	637
75.01 - 80.00	1,909	376,201,905	45.6	7.79	79.8	638
80.01 - 85.00	323	61,341,540	7.4	8.70	84.6	600
85.01 - 90.00	484	85,261,689	10.3	8.82	89.7	619
90.01 - 95.00	144	17,778,824	2.2	9.13	94.6	632
95.01 - 100.00	620	36,115,207	4.4	10.55	99.9	634
Total:	4,764	824,187,591	100.0	8.08	79.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	1,285	181,769,738	22.1	8.81	80.8	628
0.50	39	3,506,138	0.4	8.67	86.1	626
1.00	234	53,860,702	6.5	8.15	77.9	647
2.00	1,781	332,921,266	40.4	7.97	79.4	618
2.50	1	178,668	0.0	9.85	100.0	625
3.00	1,419	251,747,191	30.5	7.69	78.8	639
5.00	5	203,887	0.0	11.92	100.0	644
Total:	4,764	824,187,591	100.0	8.08	79.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	3,220	511,125,462	62.0	7.87	79.3	617
Reduced	798	155,272,808	18.8	8.33	81.1	656
Stated Income / Stated Assets	726	155,845,193	18.9	8.54	78.3	637
No Income / No Assets	20	1,944,128	0.2	10.23	77.5	676
Total:	4,764	824,187,591	100.0	8.08	79.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	4,505	780,638,658	94.7	8.05	79.5	628
Second Home	29	4,146,018	0.5	8.15	76.9	628
Investor	230	39,402,915	4.8	8.69	78.8	646
Total:	4,764	824,187,591	100.0	8.08	79.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	813	249,671,089	30.3	7.65	77.7	648
Florida	531	90,854,489	11.0	8.17	78.9	622
Washington	186	36,414,261	4.4	7.81	79.9	633
Arizona	199	32,802,781	4.0	8.12	78.5	621
Nevada	144	28,191,013	3.4	7.98	79.5	638
Ohio	246	26,370,574	3.2	8.40	84.6	614
Oregon	134	23,798,576	2.9	7.65	78.8	642
New York	105	23,164,635	2.8	8.73	77.5	620
Georgia	174	23,010,487	2.8	8.40	81.3	620
Maryland	110	22,560,165	2.7	8.31	77.4	593
Virginia	123	21,577,502	2.6	8.26	79.6	613
Colorado	140	20,368,192	2.5	7.66	80.4	626
Illinois	118	20,087,267	2.4	8.77	82.3	626
Texas	194	18,188,021	2.2	8.60	80.2	606
New Jersey	87	16,758,659	2.0	8.49	78.1	623
Other	1,460	170,369,878	20.7	8.45	81.6	615
Total:	4,764	824,187,591	100.0	8.08	79.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	2,430	406,637,412	49.3	7.96	80.7	647
Refinance - Rate Term	345	50,503,964	6.1	8.05	79.8	621
Refinance - Cashout	1,989	367,046,216	44.5	8.23	78.0	609
Total:	4,764	824,187,591	100.0	8.08	79.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	1,646	305,066,965	37.0	8.14	79.3	616
Arm 2/28 - Balloon 40/30	732	162,855,131	19.8	7.94	79.2	630
Arm 2/28 - Dual 40/30	144	41,193,587	5.0	8.08	80.2	630
Arm 3/27	159	25,842,102	3.1	7.88	79.7	643
Arm 3/27 - Balloon 40/30	38	7,325,093	0.9	7.72	78.7	660
Arm 3/27 - Balloon 45/30	668	148,528,587	18.0	7.55	77.4	650
Arm 5/25	21	3,618,545	0.4	7.78	78.4	649
Arm 5/25 - Balloon 40/30	14	2,865,371	0.3	7.23	73.3	638
Arm 5/25 - Balloon 45/30	11	2,290,798	0.3	7.39	76.1	685
Fixed Balloon 30/15	536	26,015,852	3.2	11.01	97.1	639
Fixed Balloon 30/20	41	1,924,561	0.2	11.08	99.9	641
Fixed Balloon 40/30	36	7,367,121	0.9	8.01	75.4	632
Fixed Balloon 45/30	214	34,006,487	4.1	7.88	80.3	620
Fixed Rate	504	55,287,390	6.7	8.51	77.6	616
Total:	4,764	824,187,591	100.0	8.08	79.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	3,906	654,002,614	79.4	8.07	79.4	626
PUD	377	75,603,931	9.2	8.04	80.5	635
Condo	278	46,477,487	5.6	8.06	79.4	641
2 Family	143	32,331,582	3.9	8.35	79.5	640
3-4 Family	60	15,771,977	1.9	8.54	78.7	654
Total:	4,764	824,187,591	100.0	8.08	79.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	10	2,581,014	0.4	7.42	75.1	686
4.01 - 4.50	12	3,096,434	0.4	6.27	79.0	672
4.51 - 5.00	53	14,546,426	2.1	6.63	77.7	679
5.01 - 5.50	643	152,478,576	21.8	7.60	78.5	640
5.51 - 6.00	695	149,633,316	21.4	7.71	78.3	630
6.01 - 6.50	703	139,738,942	20.0	7.90	78.4	630
6.51 - 7.00	629	124,206,362	17.8	8.12	78.9	627
7.01 - 7.50	300	55,711,980	8.0	8.47	79.3	617
7.51 - 8.00	272	43,326,706	6.2	9.07	81.3	594
8.01 - 8.50	70	9,943,487	1.4	9.29	86.0	606
8.51 - 9.00	29	3,159,744	0.5	9.11	87.1	611
9.01 - 9.99	17	1,163,193	0.2	10.40	93.3	597
Total:	3,433	699,586,180	100.0	7.94	78.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
4 - 6	1	86,486	0.0	6.45	80.0	625
7 - 9	1	157,500	0.0	7.90	94.9	497
10 - 12	1	170,049	0.0	7.75	90.0	673
13 - 15	9	2,002,437	0.3	6.53	82.2	619
16 - 18	35	7,444,027	1.1	7.96	81.4	622
19 - 21	1,864	366,497,540	52.4	8.08	79.0	618
22 - 24	611	132,757,644	19.0	8.09	80.0	632
25 - 27	4	1,126,126	0.2	7.05	76.4	659
28 - 30	13	1,962,651	0.3	7.76	79.6	612
31 - 33	638	136,877,586	19.6	7.53	77.7	647
34 - 36	210	41,729,420	6.0	7.87	78.0	658
37 >=	46	8,774,714	1.3	7.50	76.1	655
Total:	3,433	699,586,180	100.0	7.94	78.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.92 - 11.50	27	8,235,596	1.2	6.23	73.5	648
11.51 - 12.00	90	21,598,800	3.1	6.44	74.0	646
12.01 - 12.50	188	48,747,873	7.0	6.70	77.1	651
12.51 - 13.00	421	100,950,528	14.4	7.02	77.1	647
13.01 - 13.50	601	127,472,445	18.2	7.49	78.3	647
13.51 - 14.00	692	144,496,835	20.7	7.96	78.8	633
14.01 - 14.50	446	87,903,901	12.6	8.40	79.9	624
14.51 - 15.00	404	71,822,430	10.3	8.86	80.6	604
15.01 - 15.50	221	35,674,576	5.1	9.29	82.8	599
15.51 - 16.00	185	31,733,761	4.5	9.61	82.2	585
16.01 - 16.50	79	10,900,666	1.6	10.00	80.9	568
16.51 - 17.00	55	7,420,840	1.1	10.33	83.4	566
17.01 - 17.50	12	1,143,956	0.2	10.88	85.3	592
17.51 - 18.00	9	771,099	0.1	11.49	80.2	534
18.01 - 18.95	3	712,875	0.1	12.07	68.6	530
Total:	3,433	699,586,180	100.0	7.94	78.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.50	2	413,070	0.1	7.80	76.9	710
4.51 - 5.50	3	555,226	0.1	5.63	73.4	652
5.51 - 6.00	50	11,899,948	1.7	6.17	74.2	645
6.01 - 6.50	148	37,333,777	5.3	6.35	75.9	657
6.51 - 7.00	409	99,243,653	14.2	6.89	76.4	648
7.01 - 7.50	584	124,342,758	17.8	7.32	77.9	648
7.51 - 8.00	694	140,588,730	20.1	7.81	78.2	634
8.01 - 8.50	485	98,856,407	14.1	8.30	79.6	626
8.51 - 9.00	443	85,828,858	12.3	8.79	80.9	610
9.01 - 9.50	248	43,619,487	6.2	9.27	83.4	603
9.51 - 10.00	217	37,057,222	5.3	9.75	82.6	586
10.01 - 10.50	79	11,319,895	1.6	10.29	82.2	572
10.51 - 11.00	45	5,985,060	0.9	10.74	84.7	565
11.01 - 11.50	14	1,057,231	0.2	11.27	80.7	562
11.51 - 12.11	12	1,484,857	0.2	11.85	72.7	525
Total:	3,433	699,586,180	100.0	7.94	78.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.50	4	1,201,814	0.2	7.53	78.7	660
2.00	845	186,224,108	26.6	8.18	78.6	620
3.00	2,561	507,919,571	72.6	7.86	79.1	633
5.00	20	3,520,669	0.5	7.48	70.7	631
6.00	3	720,018	0.1	8.15	63.3	627
Total:	3,433	699,586,180	100.0	7.94	78.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3,287	672,297,067	96.1	7.93	78.9	630
1.50	128	23,138,278	3.3	8.48	80.4	614
2.00	18	4,150,835	0.6	7.86	73.8	644
Total:	3,433	699,586,180	100.0	7.94	78.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	4,470	741,331,128	89.9	8.16	79.5	625
24	2	769,598	0.1	7.12	81.9	662
60	286	80,844,760	9.8	7.43	79.1	659
120	6	1,242,105	0.2	7.30	72.8	635
Total:	4,764	824,187,591	100.0	8.08	79.5	628

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 1 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 7/01/06 cutoff date.  Approximately 7.0% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,482
Total Outstanding Loan Balance	$378,351,837*	Min	Max
Average Loan Current Balance	$152,438	$9,973	$598,209
Weighted Average Original LTV	79.6%**
Weighted Average Coupon	8.14%	5.48%	13.75%
Arm Weighted Average Coupon	8.03%
Fixed Weighted Average Coupon	8.71%
Weighted Average Margin	6.28%	2.25%	9.88%
Weighted Average FICO (Non-Zero)	615
Weighted Average Age (Months)	3
% First Liens	96.8%
% Second Liens	3.2%
% Arms	83.9%
% Fixed	16.1%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$391,970,500]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.48 - 5.50	1	276,272	0.1	5.48	75.0	675
5.51 - 6.00	16	4,004,256	1.1	5.94	76.5	660
6.01 - 6.50	74	15,619,312	4.1	6.32	74.0	640
6.51 - 7.00	209	41,425,191	10.9	6.82	75.8	632
7.01 - 7.50	312	54,650,922	14.4	7.30	76.7	629
7.51 - 8.00	459	75,687,863	20.0	7.79	78.2	617
8.01 - 8.50	347	56,094,920	14.8	8.31	80.0	613
8.51 - 9.00	377	60,047,543	15.9	8.79	81.0	598
9.01 - 9.50	240	34,713,581	9.2	9.28	83.9	598
9.51 - 10.00	169	18,903,773	5.0	9.77	85.2	602
10.01 - 10.50	84	8,186,531	2.2	10.30	82.2	586
10.51 - 11.00	61	3,318,155	0.9	10.83	93.3	628
11.01 - 11.50	33	1,700,042	0.4	11.23	91.5	628
11.51 - 12.00	51	1,839,631	0.5	11.85	100.0	635
12.01 - 13.75	49	1,883,847	0.5	12.61	99.4	623
Total:	2,482	378,351,837	100.0	8.14	79.6	615

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
Unavailable	1	27,386	0.0	12.38	100.0	0
476 - 500	3	585,867	0.2	9.12	76.3	499
501 - 525	47	7,682,244	2.0	9.18	71.1	515
526 - 550	153	27,153,876	7.2	8.90	76.2	540
551 - 575	158	26,389,233	7.0	8.52	75.7	563
576 - 600	493	77,134,663	20.4	8.17	78.8	588
601 - 625	621	95,589,052	25.3	8.04	81.0	613
626 - 650	484	67,705,580	17.9	7.92	81.6	638
651 - 675	311	40,376,576	10.7	8.02	80.8	661
676 - 700	119	18,707,174	4.9	7.90	79.9	687
701 - 725	52	9,977,513	2.6	7.65	78.7	712
726 - 750	20	3,455,699	0.9	8.11	84.5	737
751 - 775	16	2,914,149	0.8	7.50	75.9	761
776 - 789	4	652,827	0.2	8.04	82.7	783
Total:	2,482	378,351,837	100.0	8.14	79.6	615

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
9,973 - 50,000	249	7,523,952	2.0	10.72	95.9	636
50,001 - 100,000	606	45,817,281	12.1	8.69	81.7	617
100,001 - 150,000	555	69,057,682	18.3	8.12	78.7	612
150,001 - 200,000	397	69,406,146	18.3	8.03	79.5	616
200,001 - 250,000	290	64,667,420	17.1	8.00	78.6	617
250,001 - 300,000	181	49,415,633	13.1	7.97	78.5	613
300,001 - 350,000	111	36,144,115	9.6	7.91	79.5	613
350,001 - 400,000	68	25,388,554	6.7	7.77	79.2	619
400,001 - 450,000	18	7,452,975	2.0	8.21	81.0	615
450,001 - 500,000	5	2,370,371	0.6	7.97	79.1	628
500,001 - 598,209	2	1,107,709	0.3	8.70	65.7	585
Total:	2,482	378,351,837	100.0	8.14	79.6	615

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
18.22 - 50.00	51	7,386,446	2.0	7.69	41.9	601
50.01 - 55.00	21	3,444,383	0.9	8.14	53.5	592
55.01 - 60.00	41	7,151,286	1.9	7.98	57.6	600
60.01 - 65.00	67	13,437,433	3.6	7.90	63.7	601
65.01 - 70.00	120	23,166,126	6.1	7.86	69.0	594
70.01 - 75.00	320	49,838,229	13.2	7.77	74.4	613
75.01 - 80.00	940	154,752,359	40.9	7.82	79.7	622
80.01 - 85.00	208	39,755,333	10.5	8.56	84.6	600
85.01 - 90.00	292	51,868,415	13.7	8.59	89.7	622
90.01 - 95.00	87	9,700,519	2.6	8.79	94.4	630
95.01 - 100.00	335	17,851,310	4.7	10.17	99.9	633
Total:	2,482	378,351,837	100.0	8.14	79.6	615

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	661	81,669,180	21.6	8.78	80.3	619
0.50	30	2,474,082	0.7	8.54	87.0	619
1.00	90	18,381,581	4.9	8.26	78.3	633
2.00	1,029	175,650,750	46.4	7.96	79.1	610
2.50	1	178,668	0.0	9.85	100.0	625
3.00	671	99,997,576	26.4	7.91	80.0	620
Total:	2,482	378,351,837	100.0	8.14	79.6	615

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	1,737	253,108,375	66.9	7.89	80.0	611
Reduced	330	43,303,169	11.4	8.55	81.2	635
Stated Income / Stated Assets	409	81,170,679	21.5	8.72	77.9	618
No Income / No Assets	6	769,613	0.2	9.46	62.3	642
Total:	2,482	378,351,837	100.0	8.14	79.6	615

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	2,323	349,265,760	92.3	8.10	79.6	613
Second Home	15	2,492,957	0.7	8.06	71.2	634
Investor	144	26,593,120	7.0	8.71	80.4	645
Total:	2,482	378,351,837	100.0	8.14	79.6	615

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	289	72,752,808	19.2	7.77	76.1	618
Florida	234	39,943,928	10.6	8.10	78.9	612
Arizona	107	18,264,506	4.8	8.12	77.6	605
Washington	100	17,237,794	4.6	7.79	80.0	622
Ohio	151	16,029,040	4.2	8.36	86.0	611
Colorado	98	14,252,661	3.8	7.69	80.3	623
Illinois	88	13,864,366	3.7	8.64	81.4	622
Virginia	78	13,281,746	3.5	8.05	79.2	612
Maryland	64	13,215,153	3.5	8.31	78.9	591
New York	57	13,148,142	3.5	8.31	74.6	618
Oregon	70	11,912,559	3.1	7.93	81.1	624
Nevada	64	10,945,522	2.9	8.11	79.2	622
New Jersey	56	10,525,850	2.8	8.26	76.6	626
Michigan	107	9,554,378	2.5	8.67	85.1	620
Pennsylvania	73	8,861,917	2.3	8.14	81.8	614
Other	846	94,561,467	25.0	8.41	81.8	614
Total:	2,482	378,351,837	100.0	8.14	79.6	615

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	901	102,048,503	27.0	8.14	82.3	629
Refinance - Rate Term	249	35,500,550	9.4	8.00	80.3	622
Refinance - Cashout	1,332	240,802,783	63.6	8.17	78.4	609
Total:	2,482	378,351,837	100.0	8.14	79.6	615

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	959	161,016,008	42.6	8.16	79.1	606
Arm 2/28 - Balloon 40/30	400	77,209,641	20.4	7.94	79.1	617
Arm 2/28 - Dual 40/30	89	22,486,834	5.9	7.87	78.2	622
Arm 3/27	86	11,454,384	3.0	8.04	80.8	630
Arm 3/27 - Balloon 40/30	22	3,821,277	1.0	7.68	78.2	654
Arm 3/27 - Balloon 45/30	235	38,072,299	10.1	7.88	79.8	626
Arm 5/25	9	1,357,250	0.4	7.80	76.7	653
Arm 5/25 - Balloon 40/30	10	1,759,547	0.5	7.28	70.8	628
Arm 5/25 - Balloon 45/30	1	88,463	0.0	7.75	75.0	696
Fixed Balloon 30/15	267	10,619,852	2.8	10.86	96.8	639
Fixed Balloon 30/20	13	426,477	0.1	11.26	99.6	644
Fixed Balloon 40/30	21	3,629,435	1.0	7.94	73.8	635
Fixed Balloon 45/30	114	15,913,662	4.2	8.17	83.2	609
Fixed Rate	256	30,496,708	8.1	8.30	77.4	623
Total:	2,482	378,351,837	100.0	8.14	79.6	615

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	2,099	309,847,503	81.9	8.13	79.7	613
PUD	131	22,085,301	5.8	8.05	79.7	614
Condo	139	20,529,656	5.4	8.14	79.9	631
2 Family	72	15,376,265	4.1	8.44	78.7	628
3-4 Family	41	10,513,111	2.8	8.46	76.8	643
Total:	2,482	378,351,837	100.0	8.14	79.6	615

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	8	1,707,445	0.5	7.77	74.7	686
4.01 - 4.50	6	1,386,278	0.4	6.42	77.8	642
4.51 - 5.00	21	4,042,917	1.3	7.04	76.6	635
5.01 - 5.50	359	74,081,811	23.4	7.69	77.7	629
5.51 - 6.00	357	67,026,232	21.1	7.72	78.0	618
6.01 - 6.50	318	53,969,779	17.0	7.99	78.1	612
6.51 - 7.00	320	52,008,692	16.4	8.14	80.2	608
7.01 - 7.50	178	29,480,027	9.3	8.53	81.5	604
7.51 - 8.00	174	24,901,912	7.8	9.02	81.3	584
8.01 - 8.50	49	7,039,371	2.2	9.28	86.8	601
8.51 - 9.00	16	1,294,004	0.4	9.67	94.3	605
9.01 - 9.88	5	327,235	0.1	10.29	89.8	631
Total:	1,811	317,265,704	100.0	8.03	79.1	614

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
4 - 6	1	86,486	0.0	6.45	80.0	625
7 - 9	1	157,500	0.0	7.90	94.9	497
10 - 12	1	170,049	0.1	7.75	90.0	673
13 - 15	7	1,141,633	0.4	7.00	82.3	611
16 - 18	22	3,930,168	1.2	7.99	78.0	595
19 - 21	1,106	197,870,307	62.4	8.07	78.8	610
22 - 24	310	57,356,340	18.1	8.10	79.6	613
25 - 27	3	383,945	0.1	7.89	79.2	600
28 - 30	7	853,904	0.3	8.21	79.5	626
31 - 33	255	40,827,728	12.9	7.84	80.1	627
34 - 36	78	11,282,383	3.6	8.10	79.1	635
37 >=	20	3,205,261	1.0	7.51	73.4	641
Total:	1,811	317,265,704	100.0	8.03	79.1	614

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.99 - 11.50	17	4,793,044	1.5	6.24	72.7	640
11.51 - 12.00	51	11,685,063	3.7	6.63	73.4	639
12.01 - 12.50	93	20,655,520	6.5	6.79	76.7	636
12.51 - 13.00	206	40,589,703	12.8	7.13	77.5	626
13.01 - 13.50	290	49,730,955	15.7	7.54	78.0	626
13.51 - 14.00	358	61,423,709	19.4	8.01	79.1	616
14.01 - 14.50	259	44,059,653	13.9	8.47	80.8	612
14.51 - 15.00	252	40,408,867	12.7	8.81	80.5	593
15.01 - 15.50	149	22,439,048	7.1	9.27	82.8	588
15.51 - 16.00	77	12,335,793	3.9	9.49	82.9	594
16.01 - 16.50	38	6,289,911	2.0	9.93	79.4	571
16.51 - 17.00	19	2,725,654	0.9	10.10	81.7	581
17.01 - 17.31	2	128,786	0.0	10.66	83.4	643
Total:	1,811	317,265,704	100.0	8.03	79.1	614

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 5.50	4	818,961	0.3	6.75	75.5	681
5.51 - 6.00	22	5,302,376	1.7	6.53	73.9	636
6.01 - 6.50	68	14,585,145	4.6	6.36	75.2	640
6.51 - 7.00	198	39,510,303	12.5	6.89	76.3	629
7.01 - 7.50	281	49,057,979	15.5	7.33	77.4	629
7.51 - 8.00	363	60,580,530	19.1	7.80	78.5	617
8.01 - 8.50	270	46,380,293	14.6	8.31	80.1	612
8.51 - 9.00	290	50,274,194	15.8	8.79	80.7	596
9.01 - 9.50	184	30,196,289	9.5	9.28	83.4	596
9.51 - 10.00	90	14,035,121	4.4	9.75	83.0	594
10.01 - 10.50	31	5,240,366	1.7	10.29	79.0	568
10.51 - 11.00	8	1,167,797	0.4	10.78	87.1	596
11.01 - 11.31	2	116,350	0.0	11.25	80.1	614
Total:	1,811	317,265,704	100.0	8.03	79.1	614

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.50	2	455,114	0.1	7.80	76.6	606
2.00	480	97,323,926	30.7	8.11	77.5	615
3.00	1,316	217,109,925	68.4	8.01	80.0	613
5.00	10	1,656,720	0.5	7.11	66.0	632
6.00	3	720,018	0.2	8.15	63.3	627
Total:	1,811	317,265,704	100.0	8.03	79.1	614

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,716	300,801,210	94.8	8.02	79.2	614
1.50	85	14,565,594	4.6	8.43	79.5	606
2.00	10	1,898,900	0.6	7.92	68.9	650
Total:	1,811	317,265,704	100.0	8.03	79.1	614

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,361	352,002,078	93.0	8.19	79.6	614
24	1	297,600	0.1	7.39	80.0	613
60	116	25,297,053	6.7	7.49	79.9	637
120	4	755,105	0.2	7.11	71.3	644
Total:	2,482	378,351,837	100.0	8.14	79.6	615

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 2 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 7/01/06 cutoff date.  Approximately 12.7% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,282
Total Outstanding Loan Balance	$445,835,754*	Min	Max
Average Loan Current Balance	$195,371	$12,784	$1,000,000
Weighted Average Original LTV	79.3%**
Weighted Average Coupon	8.03%	5.47%	14.13%
Arm Weighted Average Coupon	7.87%
Fixed Weighted Average Coupon	9.02%
Weighted Average Margin	6.22%	2.25%	9.99%
Weighted Average FICO (Non-Zero)	640
Weighted Average Age (Months)	3
% First Liens	95.8%
% Second Liens	4.2%
% Arms	85.8%
% Fixed	14.2%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$458,029,600]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.47 - 5.50	1	149,335	0.0	5.47	71.4	653
5.51 - 6.00	29	6,996,681	1.6	5.88	74.7	653
6.01 - 6.50	90	24,552,179	5.5	6.34	76.2	667
6.51 - 7.00	232	63,448,967	14.2	6.84	76.5	660
7.01 - 7.50	359	85,028,029	19.1	7.31	78.0	657
7.51 - 8.00	408	91,829,093	20.6	7.81	77.8	644
8.01 - 8.50	245	55,300,858	12.4	8.29	78.8	637
8.51 - 9.00	190	39,664,677	8.9	8.79	80.7	628
9.01 - 9.50	91	16,393,477	3.7	9.27	82.7	617
9.51 - 10.00	215	29,260,876	6.6	9.77	83.5	586
10.01 - 10.50	114	10,700,253	2.4	10.29	88.2	599
10.51 - 11.00	120	10,473,756	2.3	10.78	87.8	590
11.01 - 11.50	53	3,358,969	0.8	11.29	89.8	603
11.51 - 12.00	69	4,693,324	1.1	11.78	91.9	596
12.01 - 14.13	66	3,985,280	0.9	12.58	94.8	610
Total:	2,282	445,835,754	100.0	8.03	79.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
Unavailable	1	67,771	0.0	13.38	100.0	0
476 - 500	4	581,057	0.1	10.10	73.1	500
501 - 525	70	8,831,162	2.0	9.65	72.8	514
526 - 550	124	17,178,045	3.9	9.71	77.7	539
551 - 575	130	19,500,556	4.4	8.87	77.3	565
576 - 600	332	55,923,322	12.5	8.47	80.4	589
601 - 625	423	80,130,132	18.0	7.90	79.4	613
626 - 650	393	77,812,230	17.5	7.91	80.0	639
651 - 675	402	78,410,792	17.6	7.94	80.4	662
676 - 700	207	53,772,212	12.1	7.58	78.7	688
701 - 725	94	25,051,103	5.6	7.38	79.5	712
726 - 750	51	15,275,463	3.4	7.66	77.2	738
751 - 775	31	8,236,393	1.8	7.18	78.5	764
776 - 800	18	4,724,256	1.1	7.18	77.6	782
801 - 809	2	341,258	0.1	7.25	75.0	804
Total:	2,282	445,835,754	100.0	8.03	79.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
12,783 - 50,000	189	6,610,400	1.5	10.89	92.7	631
50,001 - 100,000	556	41,143,980	9.2	9.39	82.7	610
100,001 - 150,000	394	49,084,060	11.0	8.32	78.8	614
150,001 - 200,000	325	56,938,750	12.8	7.94	78.5	632
200,001 - 250,000	217	48,987,065	11.0	7.86	78.1	637
250,001 - 300,000	145	39,606,657	8.9	7.46	78.9	657
300,001 - 350,000	103	33,437,389	7.5	7.58	78.5	655
350,001 - 400,000	85	31,597,263	7.1	7.58	78.6	654
400,001 - 450,000	72	30,903,743	6.9	7.71	78.4	653
450,001 - 500,000	73	34,833,153	7.8	7.76	79.1	648
500,001 - 550,000	53	27,660,972	6.2	8.01	80.6	652
550,001 - 600,000	31	17,836,893	4.0	7.81	79.4	656
600,001 - 650,000	16	10,111,794	2.3	8.00	76.9	647
650,001 - 700,000	9	6,047,169	1.4	8.03	81.0	629
700,001 - 750,000	6	4,364,007	1.0	7.98	80.7	630
750,001 - 800,000	5	3,923,872	0.9	8.61	76.9	609
800,001 - 1,000,000	3	2,748,587	0.6	8.07	77.6	686
Total:	2,282	445,835,754	100.0	8.03	79.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
16.67 - 50.00	41	4,425,463	1.0	8.36	40.7	607
50.01 - 55.00	17	3,387,069	0.8	7.95	52.6	608
55.01 - 60.00	19	2,745,664	0.6	7.41	58.4	599
60.01 - 65.00	41	6,922,834	1.6	8.52	63.7	576
65.01 - 70.00	89	15,290,261	3.4	8.04	69.0	602
70.01 - 75.00	457	110,293,232	24.7	7.43	74.8	648
75.01 - 80.00	969	221,449,546	49.7	7.77	79.9	649
80.01 - 85.00	115	21,586,208	4.8	8.95	84.7	601
85.01 - 90.00	192	33,393,273	7.5	9.17	89.7	615
90.01 - 95.00	57	8,078,305	1.8	9.53	94.7	634
95.01 - 100.00	285	18,263,897	4.1	10.92	99.9	636
Total:	2,282	445,835,754	100.0	8.03	79.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	624	100,100,558	22.5	8.83	81.2	635
0.50	9	1,032,056	0.2	8.98	84.0	642
1.00	144	35,479,121	8.0	8.10	77.7	655
2.00	752	157,270,516	35.3	7.98	79.8	628
3.00	748	151,749,615	34.0	7.54	77.9	651
5.00	5	203,887	0.0	11.92	100.0	644
Total:	2,282	445,835,754	100.0	8.03	79.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	1,483	258,017,087	57.9	7.85	78.7	623
Reduced	468	111,969,639	25.1	8.24	81.0	664
Stated Income / Stated Assets	317	74,674,514	16.7	8.33	78.7	657
No Income / No Assets	14	1,174,514	0.3	10.73	87.4	697
Total:	2,282	445,835,754	100.0	8.03	79.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	2,182	431,372,898	96.8	8.01	79.4	639
Second Home	14	1,653,060	0.4	8.29	85.5	620
Investor	86	12,809,796	2.9	8.67	75.7	649
Total:	2,282	445,835,754	100.0	8.03	79.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	524	176,918,281	39.7	7.60	78.4	660
Florida	297	50,910,561	11.4	8.23	78.8	629
Georgia	174	23,010,487	5.2	8.40	81.3	620
Washington	86	19,176,467	4.3	7.82	79.8	643
Nevada	80	17,245,491	3.9	7.89	79.7	647
Arizona	92	14,538,274	3.3	8.11	79.7	640
Oregon	64	11,886,017	2.7	7.36	76.5	660
Ohio	95	10,341,534	2.3	8.46	82.4	618
New York	48	10,016,494	2.2	9.27	81.3	623
Texas	93	9,558,555	2.1	8.71	80.6	605
Maryland	46	9,345,012	2.1	8.33	75.2	596
Virginia	45	8,295,756	1.9	8.59	80.4	613
Tennessee	59	6,711,492	1.5	8.37	78.9	595
Michigan	61	6,691,086	1.5	8.74	82.8	619
New Jersey	31	6,232,809	1.4	8.89	80.5	619
Other	487	64,957,437	14.6	8.48	80.9	621
Total:	2,282	445,835,754	100.0	8.03	79.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,529	304,588,909	68.3	7.89	80.2	653
Refinance - Rate Term	96	15,003,413	3.4	8.17	78.8	618
Refinance - Cashout	657	126,243,432	28.3	8.36	77.3	610
Total:	2,282	445,835,754	100.0	8.03	79.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	687	144,050,957	32.3	8.13	79.5	628
Arm 2/28 - Balloon 40/30	332	85,645,490	19.2	7.94	79.4	642
Arm 2/28 - Dual 40/30	55	18,706,754	4.2	8.34	82.6	640
Arm 3/27	73	14,387,719	3.2	7.76	78.9	654
Arm 3/27 - Balloon 40/30	16	3,503,816	0.8	7.76	79.3	667
Arm 3/27 - Balloon 45/30	433	110,456,288	24.8	7.44	76.6	658
Arm 5/25	12	2,261,295	0.5	7.77	79.5	647
Arm 5/25 - Balloon 40/30	4	1,105,824	0.2	7.16	77.2	655
Arm 5/25 - Balloon 45/30	10	2,202,335	0.5	7.37	76.1	685
Fixed Balloon 30/15	269	15,396,000	3.5	11.11	97.3	639
Fixed Balloon 30/20	28	1,498,084	0.3	11.02	100.0	640
Fixed Balloon 40/30	15	3,737,686	0.8	8.07	76.9	629
Fixed Balloon 45/30	100	18,092,825	4.1	7.63	77.8	630
Fixed Rate	248	24,790,682	5.6	8.77	77.9	608
Total:	2,282	445,835,754	100.0	8.03	79.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	1,807	344,155,111	77.2	8.02	79.0	637
PUD	246	53,518,629	12.0	8.03	80.8	644
Condo	139	25,947,830	5.8	7.99	79.1	650
2 Family	71	16,955,317	3.8	8.27	80.2	651
3-4 Family	19	5,258,866	1.2	8.71	82.4	675
Total:	2,282	445,835,754	100.0	8.03	79.3	640

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	2	873,569	0.2	6.74	75.8	686
4.01 - 4.50	6	1,710,156	0.4	6.15	80.0	697
4.51 - 5.00	32	10,503,509	2.7	6.46	78.2	696
5.01 - 5.50	284	78,396,765	20.5	7.51	79.2	651
5.51 - 6.00	338	82,607,083	21.6	7.70	78.5	641
6.01 - 6.50	385	85,769,163	22.4	7.84	78.6	641
6.51 - 7.00	309	72,197,671	18.9	8.12	78.0	640
7.01 - 7.50	122	26,231,953	6.9	8.40	76.9	632
7.51 - 8.00	98	18,424,794	4.8	9.14	81.3	607
8.01 - 8.50	21	2,904,116	0.8	9.32	84.3	617
8.51 - 9.00	13	1,865,740	0.5	8.71	82.1	616
9.01 - 9.99	12	835,958	0.2	10.44	94.7	584
Total:	1,622	382,320,477	100.0	7.87	78.7	642

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
13 - 15	2	860,804	0.2	5.91	82.1	629
16 - 18	13	3,513,859	0.9	7.93	85.1	652
19 - 21	758	168,627,233	44.1	8.09	79.3	627
22 - 24	301	75,401,304	19.7	8.09	80.3	646
25 - 27	1	742,181	0.2	6.63	75.0	690
28 - 30	6	1,108,746	0.3	7.41	79.6	601
31 - 33	383	96,049,858	25.1	7.40	76.7	655
34 - 36	132	30,447,037	8.0	7.78	77.6	666
37 >=	26	5,569,453	1.5	7.49	77.7	663
Total:	1,622	382,320,477	100.0	7.87	78.7	642

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.92 - 11.50	10	3,442,552	0.9	6.21	74.5	659
11.51 - 12.00	39	9,913,737	2.6	6.22	74.7	653
12.01 - 12.50	95	28,092,354	7.3	6.64	77.4	663
12.51 - 13.00	215	60,360,825	15.8	6.95	76.8	661
13.01 - 13.50	311	77,741,490	20.3	7.45	78.6	660
13.51 - 14.00	334	83,073,126	21.7	7.93	78.6	646
14.01 - 14.50	187	43,844,248	11.5	8.34	79.0	636
14.51 - 15.00	152	31,413,563	8.2	8.92	80.6	619
15.01 - 15.50	72	13,235,528	3.5	9.34	82.7	618
15.51 - 16.00	108	19,397,968	5.1	9.69	81.8	578
16.01 - 16.50	41	4,610,755	1.2	10.10	83.1	565
16.51 - 17.00	36	4,695,186	1.2	10.47	84.4	557
17.01 - 17.50	10	1,015,170	0.3	10.90	85.5	586
17.51 - 18.00	9	771,099	0.2	11.49	80.2	534
18.01 - 18.95	3	712,875	0.2	12.07	68.6	530
Total:	1,622	382,320,477	100.0	7.87	78.7	642

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
5.47 - 5.50	1	149,335	0.0	5.47	71.4	653
5.51 - 6.00	28	6,597,572	1.7	5.87	74.4	653
6.01 - 6.50	80	22,748,632	6.0	6.34	76.4	668
6.51 - 7.00	211	59,733,350	15.6	6.88	76.6	660
7.01 - 7.50	303	75,284,779	19.7	7.31	78.2	660
7.51 - 8.00	331	80,008,200	20.9	7.81	78.0	646
8.01 - 8.50	215	52,476,114	13.7	8.29	79.1	638
8.51 - 9.00	153	35,554,664	9.3	8.79	81.2	631
9.01 - 9.50	64	13,423,198	3.5	9.26	83.3	619
9.51 - 10.00	127	23,022,102	6.0	9.75	82.3	581
10.01 - 10.50	48	6,079,529	1.6	10.28	84.9	576
10.51 - 11.00	37	4,817,263	1.3	10.73	84.1	558
11.01 - 11.50	12	940,881	0.2	11.27	80.8	555
11.51 - 12.11	12	1,484,857	0.4	11.85	72.7	525
Total:	1,622	382,320,477	100.0	7.87	78.7	642

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.50	2	746,700	0.2	7.37	80.0	694
2.00	365	88,900,181	23.3	8.26	79.8	625
3.00	1,245	290,809,647	76.1	7.75	78.4	647
5.00	10	1,863,949	0.5	7.81	74.9	630
Total:	1,622	382,320,477	100.0	7.87	78.7	642

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,571	371,495,858	97.2	7.85	78.7	642
1.50	43	8,572,684	2.2	8.56	81.9	628
2.00	8	2,251,935	0.6	7.80	77.9	639
Total:	1,622	382,320,477	100.0	7.87	78.7	642

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,109	389,329,050	87.3	8.13	79.4	635
24	1	471,998	0.1	6.95	83.1	693
60	170	55,547,706	12.5	7.40	78.8	669
120	2	487,000	0.1	7.59	75.1	623
Total:	2,282	445,835,754	100.0	8.03	79.3	640

*

Note, for second liens, CLTV is employed in this calculation.